Microtune Proprietary Information Under NDA
409A Options Issues - Overview
All stock options issued at
less than
Fair Market Value that vest
after
December 31, 2004, including options granted thereafter
Employee
subject to the following tax and interest at date of vesting:
Income tax (25% min statutory withholding rate)
FICA tax (6.3% Social Security, 1.4% Medicare)
20% excise tax
Interest at underpayment rate plus 1%
This is an Employee Tax, and not a Company tax.
Microtune’s employees have many grants issued at less than fair market value (subject to 409A Options) that vest in 2005, 2006, 2007,
2008 and 2009
Proposed a “fix” that we believe balances the best interest of
Shareholders and Employees
Exhibit 99.1
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Microtune Proprietary Information Under NDA
Who is Affected by the 409A Excise Tax?
All employees whose options were issued at less than Fair Market Value
AND
Vest after
December 31, 2004
Most
“New Hire”
options issued PRIOR
to August 12, 2003 were affected
Although many options were vested before December 2004
Most
of the large “Group” or “Annual”
options issued PRIOR
to August
12, 2003 were affected
Although many options were vested before December 2004
None
of “New Hire”
options issued AFTER
to August 12, 2003 were
affected
Some
of the “Group” or “Annual”
options issued AFTER
to August 12,
2003 were affected
Who is affected?  U.S. Employees only,
3 Section-16 Officers,   86 Non-Section-16 Officers
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Microtune Proprietary Information Under NDA
Potential “Fixes” for 409A Excise Tax Issue
No corporate tax issues but problem can we help the employees?
1.Do nothing (employee will be subject to 409A tax at vest)
2.Cancel grants (not acceptable to employees)
3.Overlay future fixed exercise schedules so the option must be exercised within calendar year of vesting or some other fixed exercise schedule
Will not work for employees who exercised 409A Options during 2006
Reduces employee flexibility
May force employee to exercise / sell (or forfeit) options that are barely in the money
4.Increase exercise price to Fair Market Value (FMV) on the
measurement date and pay lost intrinsic value in cash to employee
Potential “fixes” –
Must balance shareholder interest with employee
morale
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Microtune Proprietary Information Under NDA
Impact of Microtune 409A Options
409A Options that were exercised in 2005 – no problem exists:
Considered a deemed cancellation per 409A
409A Options that were exercised in 2006 –409A tax has been
triggered:
Problem cannot be fixed
Withholding and reporting required
20% excise tax will be due based on value recognized upon
exercise
– Propose that Microtune pay the 20% excise tax, including gross-up payments to affected individuals (deemed income to employees)
–
Microtune has a number
of current and former employees that
exercised options in 2006 that will trigger 409A tax
409A Options that are not exercised (both vested and unvested)
Problem needs be fixed (detailed discussion on next slide)
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Microtune Proprietary Information Under NDA
Example 409A Fix
by Increasing Exercise Price
Assume 1,000 options granted on August 1, 2003 with 4-year cliff vesting
Exercise price = $2.00
Measurement date FMV = $3.30
Total intrinsic value = $1.30* 1,000 = $1,300
If not “fixed”, assuming $5.00 FMV on vesting date (August 1, 2007), tax due would be approximately  $1,580 vs. $6,000 for long-term capital gain of ISO:
Federal: 25% * ($5.00 - $2.00)*1,000 = $750
FICA (due at exercise): 7.65% * ($5.00 - $2.00)*1,000 = $230
Penalty: 20% * ($5.00 - $2.00)*1,000 = $600
Interest at underpayment rate plus 1%
To “fix”, we propose increasing the exercise price to $3.30 and pay
$1,300 in cash to employee over time consistent with current option vesting schedules
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Microtune Proprietary Information Under NDA
409A Options that are Not Exercised (Vested and Unvested)
Fix:
Increase exercise price to FMV on the measurement date and
pay lost intrinsic value in cash to employee
All “fixes” require employee consent (tender offer most likely required)
For Section 16(a) employees must “fix” by 12/31/06,
however
consideration must
not
be distributed until 2007 or later
For other employees, transition extended until 12/31/07, however consideration must
not
be received until 2008 or later
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Microtune Proprietary Information Under NDA
Vesting for Major Annual & Other Grants
(most of 409A Tax issues associated with 4 Grants)
2002 2003 2004 2005 2006 2007 2008 2009
August, 19 2004
May, 25 2005
August 1, 2003
July 9, 2003
$2.20 --> $2.75:
$2.40 --> $2.75:
$4.47 --> $5.48:
$3.84 --> $4.30:
Affected Options (shares vesting after 12/31/2004)
Unaffected Options
Make Whole
Approximate
payout for all
shares vesting
prior to 1/1/2008
Make Whole
Approximate
payout for all
shares vesting
after 1/1/2008
Ex
Price
Meas
Date
Price
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Microtune Proprietary Information Under NDA
Proposal to Make Whole
Negotiate settlement with Section 16a employees to raise the exercise price before end of December 2006 (for all options at
$5.00 and less)
Issue Tender Offer to all other employees current with SEC Filings in January 2007 to raise the exercise price to the fair market value on the revised measurement date (for all options at $5.00 and less for other than 16a awards)
Issue Tender Offer to raise the exercise price to the fair market value on the revised measurement date (for all options greater than $5.00)
No payment for intrinsic value difference since options are out of the money.
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Microtune Proprietary Information Under NDA
Cost to Make Whole
Number of employees affected by Make Whole (Ex Price <
$5.00):
3 Section-16 Officers:
86 Non-Section-16 Officers
Payment in January 2008 for shares that vest
prior
to 1/1/2008
Payment in January 2009 for shares that vest
after
1/1/2008
Cash payments independent of share price
Must be employed to received cash payment
Total cost to cure current outstanding 409A Options issue with
Make Whole
solution (exercise price < $5.00):
Approximately $1 million
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